LEASE TERMINATION AGREEMENT

          THIS LEASE TERMINATION AGREEMENT (this "Agreement") is made this 26th day of September, 2003, by and between EASTPARK, LLC f/k/a EASTPARK ASSOCIATES, LTD., having an address at 5777 Central Avenue, Suite 110, Boulder, Colorado 80301 ("Landlord"), and EXABYTE CORPORATION, a Delaware corporation, having an address at 2108 55th Street, Boulder, Colorado 80301 ("Tenant").

RECITALS

          A. Landlord and Tenant are parties to that certain Lease dated May 8, 1992 (together with any addenda thereto or amendments thereof, the "Lease") concerning real property (the "Premises") described in Exhibit A attached hereto and incorporated herein by reference.

          B. In consideration of the delivery of a promissory note in the amount of $3,060,000.00 (the "Promissory Note") by Tenant to Landlord, Landlord and Tenant wish to terminate the Lease and render all terms and conditions of the Lease of no further force and effect as of the date hereof.

AGREEMENT

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Termination. Effective as of the date hereof: (a) the Lease shall be and hereby is terminated and deemed null and void; (b) all terms and conditions of the Lease shall be of no further force and effect; and (c) neither party shall have any further rights or obligations under the Lease.

2.           Promissory Note. In consideration of the termination of the Lease, simultaneously with the execution and delivery hereof, Tenant shall deliver the Promissory Note to Landlord.

3.           Release; Indemnity.

                     (a)           Landlord, for itself, its agents, successors, and assigns, hereby releases, settles, cancels, discharges, and acknowledges to be fully satisfied any and all claims, demands, damages, debts, liabilities, obligations, costs, expenses, liens, actions, and causes of action of every kind and nature whatsoever, whether known or unknown, foreseen or unforeseen, suspected or unsuspected ("Claims"), which Landlord or anyone claiming through or under Landlord may now or hereafter have against Tenant, or any officer, director, employee, agent, or affiliate of Tenant, arising out of or relating to the Lease, or to the relationship between Landlord and Tenant relating to the Lease; provided, however, that nothing in this paragraph shall affect Tenant's obligations under the Promissory Note.

                     (b)           Tenant, for itself, its agents, successors, and assigns, hereby releases, settles, cancels, discharges, and acknowledges to be fully satisfied any and all claims, demands, damages, debts, liabilities, obligations, costs, expenses, liens, actions, and causes of action of every kind and nature whatsoever, whether known or unknown, foreseen or unforeseen, suspected or unsuspected ("Claims"), which Tenant or anyone claiming through or under Tenant may now or hereafter have against Landlord, or any officer, director, employee, agent, or affiliate of Landlord, arising out of or relating to the Lease, or to the relationship between Landlord and Tenant relating to the Lease; provided, however, that nothing herein shall release Landlord from its obligations pursuant to the Promissory Note.

                     (c)           The Tenant is obligated to leave the Premises "broom clean" with all furniture and trash removed.

4.           Re-leasing of Premises. Landlord agrees to use all commercially reasonable efforts to lease all or any portion of the Premises to a new tenant or tenants, but no amounts payable under such new lease or leases will be credited against the amounts payable under the Promissory Note as set forth in the Promissory Note. However, payments made by Tenant under a rental agreement for all or a portion of the Premises between November 1, 2003 and December 31, 2004 will be credited against the Principal amount of the Promissory Note.

5.           Further Assurances. Landlord and Tenant each agree to execute, upon request of the other party, such other documents as may be reasonably requested by such other party to further evidence the termination of the Lease, which documents may, at the request of either party, be recorded in the real property records of Boulder County, Colorado.

6.           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and which taken together, shall constitute a single instrument.

          IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands as of the day and year first above written.

                                                            "LANDLORD"

                                                            By:

                                                            Name: Steven P. Chrisman

                                                            Title: Manager

                                                            STATE OF COLORADO          )

                                                                                                      )ss.

                                                            COUNTY OF BOULDER          )

The foregoing Lease Termination Agreement was executed before me this 26th day of September, 2003, by Steven P. Chrisman, as Manager of Eastpark, LLC, a Colorado limited liability company, on behalf of the company.

WITNESS my hand and official seal.

My commission expires:

                                                            ____________

                                                            Notary Public

                                                            "TENANT"

                                                            By:

                                                            Name: Tom W. Ward

                                                            Title: President and CEO

                                                            STATE OF COLORADO          )

                                                                                                      )ss.

                                                            COUNTY OF BOULDER          )

The foregoing Lease Termination Agreement was executed before me this 26th day of September, 2003, by Steven P. Chrisman, as Manager of Eastpark, LLC, a Colorado limited liability company, on behalf of the company.

WITNESS my hand and official seal.

My commission expires:

                                                            ____________

                                                            Notary Public

Exhibit A

Legal Description